As filed with the Securities and Exchange Commission on October 4, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PLAINS GP HOLDINGS, L.P.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	90-1005472 (I.R.S. Employer Identification No.)
333 Clay Street, Suite 1600
Houston, Texas 77002
(713) 646-4100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Richard McGee
Executive Vice President
333 Clay Street, Suite 1600
Houston, Texas 77002
(713) 646-4100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David P. Oelman
Alan Beck
Vinson & Elkins L.L.P.
845 Texas Avenue, Suite 4700
Houston, Texas 77002
(713) 758-2222
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell these securities and they are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion, dated October 4, 2022
PRELIMINARY PROSPECTUS
1,066,579 Class A Shares
Representing Limited Partner Interests
This prospectus relates to up to 1,066,579 Class A shares representing limited partner interests in Plains GP Holdings, L.P. that the selling shareholders named in this prospectus may from time to time, in one or more offerings, offer and sell. For a detailed discussion of the selling shareholders, please read “Selling Shareholders.”
The selling shareholders may offer and sell these Class A shares to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms of these Class A shares and the general manner of the offering of these Class A shares by the selling shareholders. We may file one or more prospectus supplements that may describe the specific manner in which the selling shareholders will offer the Class A shares and also may add, update or change information contained in this prospectus.
You should read this prospectus and any applicable prospectus supplement and the documents incorporated by reference herein or therein carefully before you invest in any of our Class A shares. You should also read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information about us, including our financial statements.
Our Class A shares are listed on the Nasdaq Global Select Market (“NASDAQ”) under the symbol “PAGP.”
Limited partnerships are inherently different than corporations, and investing in our Class A shares involves a high degree of risk. You should carefully consider the risks relating to investing in our Class A shares and each of the other risk factors described under “Risk Factors” on page 2 of this prospectus before you make an investment in our Class A shares.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Class A shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2022

In making your investment decision, you should rely only on the information contained in or incorporated by reference into this prospectus. Neither we nor the selling shareholders have authorized anyone to provide you with additional or different information. If any other person provides you with additional, different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement hereto is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates and is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where an offer or sale of such securities is not permitted.
The information in this prospectus is not complete. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference into this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should review carefully all of the detailed information appearing in this prospectus, any prospectus supplement, any free writing prospectus relating to this offering and the documents we have incorporated by reference before making any investment decision.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, the selling shareholders may, over time, offer and sell up to 1,066,579 of our Class A shares in one or more offerings. This prospectus generally describes Plains GP Holdings, L.P. and the Class A shares. We may file one or more prospectus supplements that may describe the specific manner in which the selling shareholders will offer the Class A shares registered hereby. Such prospectus supplements may add to, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement. Before you invest in our securities, you should carefully read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” and any additional information you may need to make your investment decision.

WHERE YOU CAN FIND MORE INFORMATION
We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus or any prospectus supplement, and the information we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since such dates.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding, in each case, any information furnished pursuant to Item 2.02 or 7.01 of any Current Report on Form 8-K), including all such documents we may file with the SEC after the initial filing date of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement and, following the effectiveness of the registration statement, until all offerings under the registration statement and this prospectus are completed:
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our Annual Report on Form 10-K for the year ended December 31, 2021;

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our Quarterly Reports on Form 10-Q for the periods ended March 31, 2022 and June 30, 2022;

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our Current Reports on Form 8-K filed on February 28, 2022, May 27, 2022, July 28, 2022 and August 25, 2022;

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information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our proxy statement, on Schedule 14A, filed with the SEC on April 14, 2022; and

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the description of our Class A shares contained in our Registration Statement on Form 8-A/A, filed on November 16, 2016, Form 8-A, filed on December 11, 2020, and any subsequent amendment or report filed for the purpose of updating such description.

You may request a copy of any document incorporated by reference into this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:
Plains GP Holdings, L.P.
Investor Relations
333 Clay Street, Suite 1600
Houston, Texas 77002
(713) 646-4100
We file periodic reports, current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains information we have filed electronically with the SEC, which you can access over the internet at http://www.sec.gov. Our SEC filings are also available free of charge on our website at www.plains.com under “Investor Relations” as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

FORWARD-LOOKING STATEMENTS
All statements included or incorporated by reference into this prospectus or any accompanying prospectus supplement, other than statements of historical fact, are forward-looking statements, including but not limited to statements incorporating the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend” and “forecast,” as well as similar expressions and statements regarding our business strategy, plans and objectives for future operations. The absence of such words, expressions or statements, however, does not mean that the statements are not forward-looking. Any such forward-looking statements reflect our current views with respect to future events, based on what we believe to be reasonable assumptions. Certain factors could cause actual results or outcomes to differ materially from the results or outcomes anticipated in the forward-looking statements. The most important of these factors include, but are not limited to:
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our ability to pay distributions to our Class A shareholders;

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our expected receipt of, and amounts of, distributions from Plains AAP, L.P. (“AAP”);

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general economic, market or business conditions in the United States and elsewhere (including the potential for a recession or significant slowdown in economic activity levels, the risk of persistently high inflation and continued supply chain issues, the impact of coronavirus variants on demand and growth, and the timing, pace and extent of economic recovery) that impact (i) demand for crude oil, drilling and production activities and therefore the demand for the midstream services we provide, and (ii) commercial opportunities available to us;

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declines in global crude oil demand and crude oil prices (whether due to the COVID-19 pandemic, future pandemics or other factors) that correspondingly lead to a significant reduction of North American crude oil and natural gas liquids (“NGL”) production (whether due to reduced producer cash flow to fund drilling activities or the inability of producers to access capital, or both, the unavailability of pipeline and/or storage capacity, the shutting-in of production by producers, government-mandated pro-ration orders, or other factors), which in turn could result in significant declines in the actual or expected volume of crude oil and NGL shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our assets and/or the reduction of commercial opportunities that might otherwise be available to us;

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fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil and NGL and resulting changes in pricing conditions or transportation throughput requirements;

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unanticipated changes in crude oil and NGL market structure, grade differentials and volatility (or lack thereof);

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the effects of competition and capacity overbuild in areas where we operate, including downward pressure on rates and margins, contract renewal risk and the risk of loss of business to other midstream operators who are willing or under pressure to aggressively reduce transportation rates in order to capture or preserve customers;

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negative societal sentiment regarding the hydrocarbon energy industry and the continued development and consumption of hydrocarbons, which could influence consumer preferences and governmental or regulatory actions that adversely impact our business;

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environmental liabilities, litigation or other events that are not covered by an indemnity, insurance or existing reserves;

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the occurrence of a natural disaster, catastrophe, terrorist attack (including eco-terrorist attacks) or other event that materially impacts our operations, including cyber or other attacks on our electronic and computer systems;

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weather interference with business operations or project construction, including the impact of extreme weather events or conditions;

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the impact of current and future laws, rulings, governmental regulations, executive orders, trade policies, accounting standards and statements, and related interpretations, including legislation, executive orders or regulatory initiatives that prohibit, restrict or regulate hydraulic fracturing or that prohibit the development of oil and gas resources and the related infrastructure on lands dedicated to or served by our pipelines;
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loss of key personnel and inability to attract and retain new talent;

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disruptions to futures markets for crude oil, NGL and other petroleum products, which may impair our ability to execute our commercial or hedging strategies;

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the effectiveness of our risk management activities;

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shortages or cost increases of supplies, materials or labor;

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maintenance of Plains All American Pipeline, L.P.’s (“PAA”) credit rating and ability to receive open credit from our suppliers and trade counterparties;

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tightened capital markets or other factors that increase our cost of capital or limit our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, investment capital projects, working capital requirements and the repayment or refinancing of indebtedness;

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the successful operation of joint ventures and joint operating arrangements we enter into from time to time, whether relating to assets operated by us or by third parties, and the successful integration and future performance of acquired assets or businesses;

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the availability of, and our ability to consummate, divestitures, joint ventures, acquisitions or other strategic opportunities;

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the refusal or inability of our customers or counterparties to perform their obligations under their contracts with us (including commercial contracts, asset sale agreements and other agreements), whether justified or not and whether due to financial constraints (such as reduced creditworthiness, liquidity issues or insolvency), market constraints, legal constraints (including governmental orders or guidance), the exercise of contractual or common law rights that allegedly excuse their performance (such as force majeure or similar claims) or other factors;

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our inability to perform our obligations under our contracts, whether due to non-performance by third parties, including our customers or counterparties, market constraints, third-party constraints, supply chain issues, legal constraints (including governmental orders or guidance), or other factors or events;

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the incurrence of costs and expenses related to unexpected or unplanned capital expenditures, third-party claims or other factors;

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failure to implement or capitalize, or delays in implementing or capitalizing, on investment capital projects, whether due to permitting delays, permitting withdrawals or other factors;

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the amplification of other risks caused by volatile financial markets, capital constraints, liquidity concerns and inflation;

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the use or availability of third-party assets upon which our operations depend and over which we have little or no control;

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the currency exchange rate of the Canadian dollar to the United States dollar;

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inability to recognize current revenue attributable to deficiency payments received from customers who fail to ship or move more than minimum contracted volumes until the related credits expire or are used;

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significant under-utilization of our assets and facilities;

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increased costs, or lack of availability, of insurance;

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fluctuations in the debt and equity markets, including the price of PAA’s units at the time of vesting under its long-term incentive plans;

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risks related to the development and operation of our assets; and

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other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, as well as in the processing, transportation, fractionation, storage and marketing of NGL.

Other factors described herein or incorporated by reference, as well as factors that are unknown or unpredictable, could also have a material adverse effect on future results. Please read “Risk Factors” beginning on page 2 of this prospectus and in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 (File No. 001-36132) and in any subsequent Quarterly Report on Form 10-Q, which are incorporated into this prospectus by reference, for information regarding risks you should consider before making an investment decision. Except as required by applicable securities laws, we do not intend to update these forward-looking statements and information.

ABOUT PLAINS GP HOLDINGS, L.P.
Overview
We are a Delaware limited partnership formed in 2013 that has elected to be taxed as a corporation for U.S. federal income tax purposes. We do not directly own any operating assets; as of June 30, 2022, our principal sources of cash flow are derived from an indirect investment in PAA.
As of September 30, 2022, we owned (i) a 100% managing member interest in Plains All American GP LLC (“GP LLC”), an entity that has also elected to be taxed as a corporation for U.S. federal income tax purposes, and (ii) an approximate 81% limited partner interest in AAP through our direct ownership of approximately 193.3 Class A units of AAP (“AAP Class A units”) and indirect ownership of approximately 1.0 million AAP Class A units through GP LLC, which also holds the non-economic general partner interest in AAP. As of September 30, 2022, AAP directly owned a limited partner interest in PAA through its ownership of approximately 241.5 million PAA common units (approximately 31% of PAA’s total outstanding common units and Series A preferred units combined). AAP is the sole member of PAA GP LLC (“PAA GP”), which holds the non-economic general partner interest in PAA.
PAA’s business model integrates large-scale supply aggregation capabilities with the ownership and operation of critical midstream infrastructure systems that connect major producing regions to key demand centers and export terminals. As one of the largest midstream service providers in North America, we own an extensive network of pipeline transportation, terminalling, storage and gathering assets in key crude oil and NGL producing basins (including the Permian Basin) and transportation corridors and at major market hubs in the United States and Canada. PAA’s assets and the services it provides are primarily focused on and conducted through two operating segments: Crude Oil and NGL.
PAA GP Holdings LLC, a Delaware limited liability company, is our general partner. Our general partner manages our operations and activities and is responsible for exercising on our behalf any rights we have as the sole and managing member of GP LLC, including responsibility for conducting the business and managing the operations of AAP and PAA. GP LLC employs our domestic officers and personnel involved in the operation and management of AAP and PAA. PAA’s Canadian officers and personnel are employed by our subsidiary, Plains Midstream Canada ULC.
For purposes of this prospectus, unless the context clearly indicates otherwise, “our,” “we,” “us,” “the Partnership” or “Plains GP Holdings, L.P.” refer to Plains GP Holdings, L.P., the registrant itself, or to Plains GP Holdings, L.P. and its consolidated subsidiaries collectively, as the context requires (we currently have no operating activities apart from those of PAA; accordingly, any references in this prospectus to “we,” “our” and similar terms describing assets, business characteristics or other related matters refer to PAA’s assets, business characteristics or other matters involving PAA’s assets and operating activities).
Principal Executive Offices and Internet Address
Our principal executive offices are located at 333 Clay Street, Suite 1600, Houston, Texas 77002 and our telephone number is (713) 646-4100. We maintain a website at www.plains.com that provides information about our business and operations. We make our periodic and current reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information contained on or available through our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
Additional Information
For additional information about us please refer to the documents set forth under “Where You Can Find More Information” in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2021 and any subsequent Quarterly Report on Form 10-Q, which are incorporated by reference herein.

RISK FACTORS
An investment in our Class A shares involves a high degree of risk. Before you invest in our Class A shares, you should carefully consider the risk factors included in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 (File No. 001-36132) and in any subsequent Quarterly Report on Form 10-Q, which are incorporated into this prospectus by reference, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our Class A shares. If any of these risks were to occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our Class A shares could decline, and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement. Please read “Forward-Looking Statements.”

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of Class A shares by the selling shareholders in any offering. We will cause PAA to pay certain expenses, other than underwriting discounts and commissions, associated with the sale of Class A shares by the selling shareholders.

DESCRIPTION OF OUR SHARES
Please see Exhibit 4.17 to our annual report on Form 10-K for the year ended December 31, 2021 and our Registration Statement on Form 8-A/A filed on November 16, 2016 and Form 8-A filed on December 11, 2020 (together with any amendments thereto and the other documents incorporated by reference therein), which are incorporated by reference herein, for a description of our shares, our cash distribution policy and the Second Amended and Restated Agreement of Limited Partnership of Plains GP Holdings, L.P., dated as of November 15, 2016, as it may be amended or restated from time to time (our “partnership agreement”).

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of the material U.S. federal income tax consequences related to the purchase, ownership and disposition of our Class A shares by a taxpayer that holds our Class A shares as a “capital asset” (generally property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this summary. We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.
Legal conclusions contained in this section, unless otherwise noted, are the opinion of Vinson & Elkins L.L.P. This summary does not address all aspects of U.S. federal income taxation. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as (without limitation):
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banks, insurance companies or other financial institutions;

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tax-exempt or governmental organizations;

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qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund);

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dealers in securities or foreign currencies;

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traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

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persons whose functional currency is not the U.S. dollar;

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“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

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partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

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persons deemed to sell our Class A shares under the constructive sale provisions of the Code;

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persons that acquired our Class A shares through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

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certain former citizens or long-term residents of the United States;

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real estate investment trusts or regulated investment companies; and

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persons that hold our Class A shares as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Class A shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership, and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) investing in our Class A shares to consult their tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our Class A shares by such partnership.
YOU ARE ENCOURAGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A

SHARES ARISING UNDER ANY OTHER TAX LAWS, INCLUDING THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Corporate Status
Although we are a Delaware limited partnership, we have elected to be treated as a corporation for U.S. federal income tax purposes. As a result, we are subject to tax as a corporation and distributions on our Class A shares will be treated as distributions on corporate stock for U.S. federal income tax purposes. No Schedule K-1 will be issued with respect to our Class A shares. Instead, holders of Class A shares will receive a Form 1099 from us or a broker with respect to distributions received on our Class A shares.
Consequences to U.S. Holders
The discussion in this section is addressed to holders of our Class A shares who are U.S. holders for U.S. federal income tax purposes. For the purposes of this discussion, a “U.S. holder” is a beneficial owner of our Class A shares that, for U.S. federal income tax purposes, is:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

Distributions
Distributions with respect to our Class A shares will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of a distribution with respect to our Class A shares exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in such Class A shares, which reduces such basis dollar-for-dollar, and thereafter as capital gain from the sale or exchange of such Class A shares. See “— Gain on Disposition of Class A Shares.” Non-corporate holders that receive distributions on our Class A shares that are treated as dividends for U.S. federal income tax purposes generally will be subject to U.S. federal income tax at a reduced rate (currently at a maximum rate of 20%) provided certain holding period requirements are met.
Both AAP and PAA have made elections permitted by Section 754 of the Code. As a result, our acquisition of AAP Class A units in connection with our initial public offering (our “IPO”) and in connection with exchanges since the IPO by the owners of AAP immediately prior to our IPO that continue to own an interest in AAP as of the date of this prospectus, together with any additional persons or entities, other than PAGP and GP LLC, that have become owners of AAP since the consummation of the IPO and continue to own an interest in AAP as of the date of this prospectus (the “Legacy Owners”) and their permitted transferees of their AAP Class A units and Class B shares for Class A shares have resulted in basis adjustments with respect to our interest in the assets of AAP (and indirectly in PAA). Such adjustments have resulted in depreciation and amortization deductions that we anticipate will offset a substantial portion of our taxable income for an extended period of time. In addition, future exchanges of AAP Class A units and Class B shares for our Class A shares will result in additional basis adjustments with respect to our interest in the assets of AAP (and indirectly in PAA). We expect to benefit from additional tax deductions resulting from those adjustments, the amount of which will vary depending on the value of our Class A shares at the time of the exchange.
As a result of the basis adjustments described above, we may not have sufficient earnings and profits for distributions on our Class A shares to qualify as dividends for U.S. federal income tax purposes. If a distribution on our Class A shares fails to qualify as a dividend for U.S. federal income tax purposes, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in our Class A shares and thereafter as capital gain from the sale or exchange of our Class A shares. As a result, U.S. corporate holders will be unable to utilize the corporate dividends-received deduction with respect to such distribution.
You are encouraged to consult your tax advisor as to the tax consequences of receiving distributions on our Class A shares that do not qualify as dividends for U.S. federal income tax purposes, including, in the case of prospective corporate investors, the inability to claim the corporate dividends received deduction with respect to such distributions.
Gain on Disposition of Class A Shares
A U.S. holder generally will recognize capital gain or loss on a sale, exchange, certain redemptions, or other taxable disposition of our Class A shares equal to the difference, if any, between the amount realized upon the disposition of such Class A shares and the U.S. holder’s adjusted tax basis in those shares. A U.S. holder’s tax basis in the shares generally will be equal to the amount paid for such shares reduced (but not below zero) by distributions received on such shares that are not treated as dividends for U.S. federal income tax purposes. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the shares sold or disposed of is more than one year. Long-term capital gains of individuals generally are subject to U.S. federal income tax at a reduced rate (currently at a maximum rate of 20%). The deductibility of net capital losses is subject to limitations.
Backup Withholding and Information Reporting
Information returns generally will be filed with the IRS with respect to distributions on our Class A shares and the proceeds from a disposition of our Class A shares. U.S. holders may be subject to backup withholding on distributions with respect to our Class A shares and on the proceeds of a disposition of our Class A shares unless such U.S. holders furnish the applicable withholding agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establish, in the manner prescribed by law, an exemption from backup withholding. Penalties apply for failure to furnish correct information and for failure to include reportable payments in income.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be creditable against a U.S. holder’s U.S. federal income tax liability, and the U.S. holder may be entitled to a refund, provided the U.S. holder timely furnishes the required information to the IRS. U.S. holders are urged to consult their own tax advisors regarding the application of the backup withholding rules to their particular circumstances and the availability of, and procedure for, obtaining an exemption from backup withholding.
Consequences to Non-U.S. Holders
The discussion in this section is addressed to holders of our Class A shares who are non-U.S. holders for U.S. federal income tax purposes. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our Class A shares that is an individual, corporation, estate or trust that is not a U.S. holder as defined above.
Distributions
Distributions with respect to our Class A shares will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent these distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our common stock and thereafter as a capital gain from the sale or exchange of such common stock. See “— Gain on Disposition of Class A Shares.” Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any distribution made to a non-U.S. holder on our Class A shares generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To the extent a distribution exceeds our current and accumulated earnings and profits, such distribution will reduce the non-U.S. holder’s adjusted tax basis in its Class A shares (but not below zero). The amount of any such distribution in excess of the non-U.S. holder’s adjusted tax basis in its Class A shares will be treated as gain from the sale of such shares and will have the tax consequences described below under “Gain on Disposition of Class A Shares.” The rules applicable to distributions by a United States real property holding corporation (a “USRPHC”) to non-U.S. persons that exceed current and accumulated earnings and profits are not clear. As a result, it is possible that U.S. federal income tax at a rate not less than 15% (or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC) may be withheld from distributions received by non-U.S. holders that exceed our current and accumulated earnings and profits. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.
Non-U.S. holders are encouraged to consult their tax advisors regarding the withholding rules applicable to distributions on our Class A shares, the requirement for claiming treaty benefits, and any procedures required to obtain a refund of any overwithheld amounts.
Distributions treated as dividends that are paid to a non-U.S. holder and that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.
Gain on Disposition of Class A Shares
Subject to the discussion below under “— Backup Withholding and Information Reporting,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other disposition of our Class A shares unless:
•
the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•
the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•
our Class A shares constitute a United States real property interest by reason of our status as a USRPHC for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code) unless an applicable income tax treaty provides otherwise. If the non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, as long as our Class A shares continue to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations), only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the Class A shares, more than 5% of our Class A shares will be treated as disposing of a United States real property interest and will be taxable on gain realized on the disposition of our Class A shares as a result of our status as a USRPHC. If our Class A shares were not considered to be regularly traded on an established securities market, such non-U.S. holder (regardless of the percentage of our Class A shares owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of our Class A shares (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition.
Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our Class A shares, including regarding potentially applicable income tax treaties that may provide for different rules.
Backup Withholding and Information Reporting
Any distributions paid to a non-U.S. holder must be reported annually to the IRS and to each non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of distributions to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).
Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our Class A shares effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our Class A shares effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our Class A shares effected outside the United States by such a broker if it has certain relationships within the United States.
Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.
Additional Withholding Requirements under FATCA
Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends paid on our Class A shares and, subject to the proposed U.S. Treasury regulations discussed below, on proceeds from sales or other dispositions of our Class A shares, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the

Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. While gross proceeds from a sale or other disposition of our Class A shares paid after January 1, 2019, would have originally been subject to withholding under FATCA, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers may generally rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. Non-U.S. holders are encouraged to consult their own tax advisors regarding the effects of FATCA on an investment in our Class A shares.
INVESTORS CONSIDERING THE PURCHASE OF OUR CLASS A SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF ANY OTHER TAX LAWS, INCLUDING U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

INVESTMENT IN PLAINS GP HOLDINGS, L.P. BY EMPLOYEE BENEFIT PLANS
An investment in our Class A shares by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and restrictions imposed by Section 4975 of the Code and provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”). For these purposes, the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or individual retirement accounts (“IRAs”) established or maintained by an employer or employee organization.
ERISA and the Code impose certain duties on persons who are fiduciaries of a plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.
In considering an investment in our Class A shares, the fiduciaries of an ERISA Plan should determine whether such investment is authorized by the documents and instruments governing the ERISA Plan, the applicable provisions of ERISA, the Code or any Similar Laws relating to the fiduciary’s duties to the ERISA Plan.
Among other things, consideration should be given to:
•
whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any applicable Similar Laws;

•
whether in making the investment, the plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and applicable Similar Laws;

•
whether the investment is permitted under the terms of the applicable documents governing the plan;

•
whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment return;

•
whether the acquisition or holding of Class A shares will constitute a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code; and

•
whether the plan will be considered to hold, as plan assets, (i) only our Class A shares or (ii) an undivided interest in our underlying assets.

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to excise taxes, penalties and liabilities under ERISA and the Code. The acquisition and/or holding of shares of common stock by an ERISA Plan with respect to which the issuer, the initial purchaser, or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. Therefore, a fiduciary of an employee benefit plan or an IRA accountholder that is considering an investment in our Class A shares should consider whether the entity’s purchase or ownership of such Class A shares would or could result in the occurrence of such a non-exempt prohibited transaction.
In addition to considering whether the purchase of Class A shares is or could result in a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in our Class A shares, be deemed to own an undivided interest in our assets, with the result that our general partner also would be a fiduciary of the plan and our operations would be subject to the regulatory restrictions of ERISA, including fiduciary standards and its prohibited transaction rules, as well as the prohibited transaction rules of the Code or other applicable Similar Laws.
ERISA and the Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under certain circumstances. Under these rules, an entity’s assets generally would not be considered to be “plan assets” if, among other things:
•
the equity interests acquired by employee benefit plans are publicly offered securities; i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, “freely transferable” (as defined in the applicable Department of Labor regulations) and are either registered under certain provisions of the federal securities laws or sold to the ERISA Plan as part of a public offering under certain conditions;

•
the entity is an “operating company”; i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority owned subsidiary or subsidiaries; or

•
there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest, disregarding some interests held by our general partner, its affiliates (which do not include the Legacy Owners), and some other persons, is held by (1) employee benefit plans subject to the fiduciary responsibility provisions of ERISA, (2) plans to which the prohibited transaction rules of Section 4975 of the Code apply, and (3) entities whose underlying assets include plan assets by reason of a plan’s investment in such entity.

The summary above is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this filing. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, regulations, rulings or pronouncements will not significantly modify the requirements summarized above. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release. This discussion is general in nature and is not intended to be all inclusive, nor should it be construed as investment or legal advice.
Plan fiduciaries contemplating a purchase of Class A shares should consult with their own counsel regarding the consequences under ERISA, the Code and other Similar Laws in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations. The sale of our Class A shares to any plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such plan or that such investment is appropriate for any such plan.

SELLING SHAREHOLDERS
This prospectus covers the offering for resale from time to time, in one or more offerings, of up to 1,066,579 Class A shares by the selling shareholders. These Class A shares have been or may be issued to the selling shareholders for an equivalent number of Class B shares and AAP Class A units upon the exercise by the selling shareholders of their right to exchange all or a portion of their AAP Class A units into Class A shares at an exchange ratio of one Class A share for each AAP Class A unit exchanged (the “Exchange Right”). Such Class B shares and AAP Class A units were acquired by the selling shareholders upon the conversion by the selling shareholders of Class B units of AAP (the “AAP Management Units”), which AAP Management Units were granted to the selling shareholders by AAP at various times between February 2011 and July 2015. Any issuance of the Class A shares to the selling shareholders in connection with exercise of the Exchange Right will be, and the initial issuance of the Class B shares (and related AAP Class A units) was, exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). We are registering the offering by the selling shareholders of the Class A shares described below pursuant to the provisions of the Registration Rights Agreement dated October 21, 2013 between us and the Holders defined therein.
No offer or sale of the Class A shares covered herein may occur unless the registration statement that includes this prospectus has been declared effective by the SEC and remains effective at the time such selling shareholder offers or sells such Class A shares. We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus, a prospectus supplement or a future filing with the SEC that is incorporated by reference into this prospectus.
The following table sets forth information relating to the selling shareholders as of September 30, 2022 based on information supplied to us by the selling shareholders on or prior to that date. We have not sought to verify such information. Information concerning the selling shareholders may change over time and selling shareholders may be added; if necessary, we will supplement this prospectus accordingly. None of the selling shareholders is a broker-dealer registered under Section 15 of the Exchange Act or an affiliate of a broker-dealer registered under Section 15 of the Exchange Act. The selling shareholders may hold or acquire at any time Class A shares in addition to those offered by this prospectus and may have acquired additional Class A shares since the date on which the information reflected herein was provided to us. In addition, the selling shareholders may have sold, transferred or otherwise disposed of some or all of their Class A shares since the date on which the information reflected herein was provided to us and may in the future sell, transfer or otherwise dispose of some or all of their Class A shares in private placement transactions exempt from, or not subject to, the registration requirements of the Securities Act. Further, the selling shareholders, subject to certain limitations, may elect to have AAP redeem their AAP Class A units in exchange for common units in PAA generally on a one-for-one basis rather than exercising the Exchange Right.
As of September 30, 2022, there were 194,286,066 Class A shares and 46,834,030 Class B shares issued and outstanding. The beneficial ownership information presented below assumes that all outstanding Class B Shares (and related AAP Class A units) have been exchanged for Class A shares.
Selling Shareholders	Class A Shares Beneficially Owned Prior to the Offering	Percentage of Class A Shares Beneficially Owned Prior to the Offering	Class A Shares Offered Hereby	Class A Shares to be Beneficially Owned After Offering	Percentage of Class A Shares to be Beneficially Owned After Offering
Executive Officers
Richard McGee(1)	429,346	*	414,607	14,739	*
Chris Herbold(2)	146,404	*	138,204	8,200	*
Other Current and Former Officers, Employees and their Associates as a Group(3)	707,241	*	513,768	193,473	*

*
Less than one percent.

(1)
This selling shareholder is the Executive Vice President, General Counsel and Secretary of GP LLC and PAGP GP.

(2)
This selling shareholder is the Senior Vice President, Finance and Chief Accounting Officer of GP LLC and PAGP GP.

(3)
Other current and former officers, employees and their associates as a group includes 10 individuals not otherwise listed above that collectively own approximately 0.30% of the Class A shares. All of the selling shareholders in this group are current or former officers or employees of GP LLC.

PLAN OF DISTRIBUTION
We are registering the Class A shares offered by this prospectus on behalf of the selling shareholders. As used in this prospectus, “selling shareholders” includes partners, pledgees, donees (including charitable organizations), transferees or other successors-in-interest selling Class A shares received from any selling shareholder identified in this prospectus after the date of this prospectus.
Subject to certain restrictions on transfer that may be applicable to the selling shareholders, the selling shareholders intend to offer and sell the Class A shares offered by this prospectus by one or more of, or a combination of, the following methods:
•
through one or more underwriters for public offering and sale;

•
through one or more broker-dealers who may act as agent or may purchase Class A shares as principal and thereafter resell the Class A shares from time to time;

•
in or through one or more transactions (which may involve crosses and block transactions) or distributions;

•
on NASDAQ;

•
in the over-the-counter market;

•
in private transactions; or

•
to investors directly.

The offering price per Class A share will be determined from time to time by the selling shareholders in connection with, and at the time of, the sale by such selling shareholders. The selling shareholders may price the Class A shares at:
•
market prices prevailing at the time of any sale under this registration statement;

•
prices related to the then-current market prices;

•
a fixed price; or

•
negotiated prices.

In addition, the selling shareholders may from time to time sell Class A shares in compliance with Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus. The selling shareholders may be required by the securities laws of certain states to offer and sell the Class A shares only through registered or licensed brokers or dealers.
The selling shareholders may act independently of us in making decisions with respect to the timing, manner and size of each of their sales.
The selling shareholders may authorize underwriters acting as their agent to offer and sell Class A shares upon the terms and conditions as are set forth in an applicable prospectus supplement. In connection with the sale of these Class A shares, underwriters may be deemed to have received compensation from the selling shareholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Class A shares for whom they may act as agent or to whom they sell as principals, or both. Underwriters may sell Class A shares to or through dealers. Dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent or to whom they sell as principals, or both. A member firm of NASDAQ may be engaged to act as the agent of the selling shareholders in the sale of Class A shares.
As of the date of this prospectus, the selling shareholders have not engaged any underwriter, broker, dealer or agent in connection with the offer and sale of Class A shares pursuant to this prospectus by the selling shareholders. To the extent required, the names of the specific managing underwriter or underwriters, if any, as well as other important information, will be set forth in an applicable prospectus supplement. In that event, any underwriting compensation paid by the selling shareholders to underwriters or agents in connection with the offering of these Class A shares, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.
Broker-dealers may also receive compensation in the form of underwriting discounts or commissions and may receive commissions from purchasers of the Class A shares for whom they may act as agents. If any broker-dealer purchases the Class A shares as principal, it may effect resales of the Class A shares from time to time to or through other broker-dealers, and other broker-dealers may receive compensation in the form of concessions or commissions from the purchasers of Class A shares for whom they may act as agents.
We will pay the costs and expenses related to the registration and offering of the Class A shares offered hereby. We will not pay any underwriting fees, discounts and selling commissions (and similar fees or arrangements associated therewith) allocable to each selling shareholder’s sale of its respective Class A shares; these expenses will be paid by the selling shareholders.
We have agreed to indemnify the selling shareholders against certain liabilities to which they may become subject in connection with the sale of the Class A shares owned by the selling shareholders and registered under this prospectus, including liabilities arising under the Securities Act. We may indemnify underwriters, brokers, dealers and agents against specific liabilities to which they may become subject in connection with the sale of the Class A shares owned by the selling shareholders and registered under this prospectus, including liabilities under the Securities Act.
Any underwriters, brokers, dealers and agents who participate in any sale of the Class A shares may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.
Because FINRA views our Class A shares as interests in a direct participation program, any offering of Class A shares under the registration statement of which this prospectus forms a part will be made in compliance with Rule 2310 of the FINRA Rules.
In connection with offerings under this shelf registration statement and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the Class A shares at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the Class A shares for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the Class A shares, the underwriters, brokers or dealers may place bids for the Class A shares or effect purchases of the Class A shares in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the Class A shares in offerings may be reclaimed by the syndicate if the syndicate repurchases the previously distributed Class A shares in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the Class A shares, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the Class A shares in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

LEGAL MATTERS
The validity of the Class A shares will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Vinson & Elkins L.L.P. will also render an opinion on certain material federal income tax consequences regarding the Class A shares. If certain legal matters in connection with an offering of the Class A shares made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the Class A shares registered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimates. We will cause PAA to pay all expenses (other than underwriting discounts and commissions) incurred by the selling shareholders.
SEC registration fee	$1,250
Legal fees and expenses	50,000
Accounting fees and expenses	25,000
Printing expenses	10,000
Miscellaneous	3,750
Total	$90,000
Item 15.   Indemnification of Directors and Officers.
Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever. Under Plains GP Holdings, L.P.’s partnership agreement and subject to specified limitations expressly in its partnership agreement, Plains GP Holdings, L.P. shall indemnify to the fullest extent permitted by Delaware law:
•
its general partner;

•
any departing general partner;

•
the Legacy Owners;

•
any Qualifying Interest Holders (as defined in the partnership agreement);

•
any person who is or was an affiliate of its general partner, any departing general partner, the Legacy Owners or any Qualifying Interest Holder;

•
any person who is or was a managing member, manager, general partner, director, officer, fiduciary, agent or trustee of its general partner or any departing general partner or any affiliate of its general partner, any departing general partner or the Legacy Owners;

•
any person who is or was serving at the request of our general partner or any departing general partner or any affiliate of our general partner, any departing general partner, the Legacy Owners or a Qualifying Interest Holder as an officer, director, member, partner, fiduciary or trustee of another person; or

•
any person designated by its general partner

from and against all losses, claims, damages or similar events arising by reason of such person’s above mentioned position with respect to Plains GP Holdings, L.P. Provided, that such person shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court determining that such person acted in bad faith or engaged in fraud, willful misconduct or acted with the knowledge that his or her conduct was unlawful. Any indemnification under Plains GP Holdings, L.P.’s partnership agreement will only be out of its assets. Plains GP Holdings, L.P. is authorized to purchase insurance against liabilities asserted against and expenses incurred by persons from Plains GP Holdings, L.P.’s activities, regardless of whether Plains GP Holdings, L.P. would have the power to indemnify the person against liabilities under Plains GP Holdings, L.P.’s partnership agreement.
The underwriting agreements that we may enter into with respect to the offer and sale of securities covered by this registration statement will contain certain provisions for the indemnification of directors and officers and the underwriters or sales agent, as applicable, against civil liabilities under the Securities Act.

Item 16.   Exhibits.
Exhibit Number		Description
1.1**	—	Form of Underwriting Agreement.
4.1	—
Shareholder and Registration Rights Agreement dated October 21, 2013 by and among Plains GP Holdings, L.P. and the other parties signatory thereto (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed October 25, 2013).

5.1*	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.
8.1*	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters.
23.1*	—	Consent of PricewaterhouseCoopers LLP.
23.2*	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibits 5.1 and 8.1).
24.1*	—	Power of Attorney (included on signature pages of this registration statement).
107*	—	Filing Fee Table.

*
Filed herewith.

**
To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or in a post-effective amendment to this registration statement.

Item 17.   Undertakings.
(1)   The undersigned registrant hereby undertakes:
(a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to the information in this registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(b)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(e)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(2)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.
D.   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act:
(1)   The information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)   Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 3, 2022.
PLAINS GP HOLDINGS, L.P.
By:
PAA GP HOLDINGS LLC, its general partner

By:
/s/ WILLIE CHIANG

Willie Chiang
Chairman of the Board and Chief Executive Officer
POWER OF ATTORNEY
All those persons whose signatures appear below do hereby constitute and appoint Al Swanson and Richard McGee, and each of them, our true and lawful attorney-in-fact and agent, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statements, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.
PAA GP HOLDINGS LLC, for itself and as the general partner of PLAINS GP HOLDINGS, L.P.
Name	Title	Date
/s/ WILLIE CHIANG Willie Chiang	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 3, 2022
/s/ HARRY N. PEFANIS Harry N. Pefanis	Director and President	October 3, 2022
/s/ AL SWANSON Al Swanson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 3, 2022
/s/ CHRIS HERBOLD Chris Herbold	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	October 3, 2022
/s/ GREG L. ARMSTRONG Greg L. Armstrong	Director	October 3, 2022

Name	Title	Date
/s/ VICTOR BURK Victor Burk	Director	October 3, 2022
Ellen R. DeSanctis	Director
/s/ KEVIN MCCARTHY Kevin McCarthy	Director	October 3, 2022
/s/ GARY R. PETERSEN Gary R. Petersen	Director	October 3, 2022
/s/ ALEXANDRA D. PRUNER Alexandra D. Pruner	Director	October 3, 2022
/s/ JOHN T. RAYMOND John T. Raymond	Director	October 3, 2022
/s/ BOBBY S. SHACKOULS Bobby S. Shackouls	Director	October 3, 2022
/s/ CHRISTOPHER M. TEMPLE Christopher M. Temple	Director	October 3, 2022
/s/ LAWRENCE M. ZIEMBA Lawrence M. Ziemba	Director	October 3, 2022